                                                                Conseco Finance


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Conseco Finance Corp. (formerly Green Tree Financial Corporation) (File Nos. 333-85037, 333-92315, 333- 85119, 333-92313, 333-52233, 333-75375 and 333-91557)
of our report dated April 13, 2000, on our audits of the consolidated financial statements of Conseco Finance Corp. as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which report is included in this Annual Report on Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
                                                PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 13, 2000